Exhibit 99.9

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of HRG Group, Inc. (to be renamed “Spectrum Brands Holdings, Inc.”), a Delaware corporation, in the Registration Statement on Form S-4 filed by HRG Group, Inc., and any amendments (including any post-effective amendments) thereto, with the Securities and Exchange Commission.

/s/ Hugh Rovit

April 9, 2018